Exhibit 16.1

Office of the Chief Accountant

SECPS Letter File

Securities and Exchange Commission

Mail Stop 11-3

450 Fifth Street, N.W.

Washington, D.C. 20549

June 14, 2002

Dear Sir/Madam:

We have read the statements made in the first, second, fourth and fifth paragraphs of Item 4, to be included in the Form 8-K of Moto Photo, Inc., dated June 14, 2002, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

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Arthur Andersen LLP

Copy: Alfred E. Lefeld

Chief Financial Officer